                      SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, DC 20549

                       --------------------------------

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


       Date or report (Date of earliest event reported):  March 16, 2001

                          HANOVER COMPRESSOR COMPANY
              (Exact Name of Registrant as Specified in Charter)

Delaware                              1-13071                     75-2344249
(State or other                 (Commission File Number)      (IRS Employer
Jurisdiction of Incorporation                                Identification No.)

         12001 North Houston Rosslyn
            Houston, Texas 77086                                   77086
(Address of Principal Executive Offices)                         (Zip Code)

      Registrant's telephone number, including area code:  (281) 447-8787
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Item 5.  Other Events.
         ------------

     See the following press release announcing the public offering of 10 million shares of common and $170 million of convertible senior notes.

Hanover Compressor Company Announces Public Offering of Common Stock and Convertible Senior Notes

HOUSTON -- (BUSINESS WIRE) -- March 16, 2001 -- Hanover Compressor Company (NYSE: HC-news) today announced the public offering of 10 million shares of common stock and $170 million convertible senior notes.

The initial public offering price will be $35.15 for 10 million shares of its common stock, 2.5 million of which are offered by Hanover and 7.5 million shares of which are offered by selling stockholders.

Hanover also will issue $170 million aggregate principal amount of 4.75% Convertible Senior Notes due 2008. The notes will mature on March 15, 2008 and are first subject to call on March 15, 2004. The notes will be convertible into shares of Hanover Compressor Company common stock at a conversion price of approximately $43.94 per share.

The offering of common stock is being managed by Goldman, Sachs & Co., Credit Suisse First Boston, Salomon Smith Barney, JPMorgan, Dain Rauscher Wessels, First Union Securities, Inc and Allen & Company Incorporated. The underwriters of the offering of the convertible senior notes are Goldman, Sachs & Co., Salomon Smith Barney, Credit Suisse First Boston and JPMorgan. The issue of both the 2.5 million shares of common stock by Hanover and the convertible senior notes represent new financing.

Hanover Compressor Company is a provider of full service natural gas compression and service, financing, fabrication and equipment for contract natural gas handling applications. Hanover provides this equipment on a rental, contract compression, maintenance and acquisition leaseback basis to natural gas production, processing and transportation companies that are seeking outsourcing solutions.

A written prospectus meeting the requirements of Section 10 of the Securities Act of 1933 may be obtained, at no cost to you, by writing or telephoning Hanover at the following address:

                          Hanover Compressor Company
                          12001 North Houston Rosslyn
                             Houston, Texas 77086
                        Attention: Corporate Secretary
                           Telephone: (281) 447-8787


     Certain matters discussed in this press release are "forward-looking statements" intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can generally be identified as such because of the context of the statement and will include words such as "believes," "anticipates," "expects," "estimates," or words of similar import. Similarly, statements that describe Hanover's future plans, objectives or goals are also forward-looking statements. Such forward-looking statements are subject to certain risks and uncertainties which could cause actual results to differ materially from those anticipated as of the date of this press release. The risks and uncertainties include: the loss of market share through competition; the introduction of competing technologies by other companies; a prolonged, substantial reduction in oil and gas prices which would cause a decline in the demand for Hanover's compression and oil and gas production equipment; new governmental safety, health and environmental regulations which could require Hanover to make significant capital expenditures; inability to successfully integrate acquired businesses; and changes in economic or political conditions in the countries in which Hanover operates. The forward-looking statements included in this press release are only made as of the date of this press release, and Hanover undertakes no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances. A discussion of these factors is included in the Company's most recent reports filed with the Securities and Exchange Commission.



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                                  SIGNATURES
                                  ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                  HANOVER COMPRESSOR COMPANY


Date:  March 16, 2001             By:  /s/ Michael J. McGhan
                                       ----------------------
                                  Name: Michael J. McGhan
                                  Title: President and Chief Executive Officer